Exhibit 23.1



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-44999 and 333-62217) and the Registration Statement on Form S-3 (Nos. 333-64915 and 333-119698) of Ocwen Financial Corporation of our report dated March 2, 2006 relating to the financial statements of Bankruptcy Management Solutions, Inc., which appears in the Current Report on Form 8-K of Ocwen Financial Corporation dated October 16, 2006.



/s/ PricewaterhouseCoopers LLP
Irvine, California

October 16, 2006

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